Exhibit 99.1

May 8, 2025

RAVE Restaurant Group, Inc. Reports Third Quarter 2025 Results

Dallas, Texas – RAVE Restaurant Group, Inc. (NASDAQ: RAVE) today reported financial results for the third quarter of fiscal 2025 ended March 30, 2025.

Third Quarter Highlights:

•	The company recorded net income of $0.7 million for the third quarter of fiscal 2025, a 10.4% increase from the same period of the prior year.

•	Income before taxes increased by $0.1 million to $1.0 million for the third quarter of fiscal 2025 compared to the same period of the prior year, an 11.2% increase.

•	Total revenue was $3.0 million for the third quarter of fiscal 2025, the same as it was in the same period of the prior year.

•	Adjusted EBITDA increased by $0.1 million to $1.0 million for the third quarter of fiscal 2025 compared to the same period of the prior year, a 13.2% increase.

•	On a fully diluted basis, net income per share increased by $0.01 to $0.05 for the third quarter of fiscal 2025 compared to $0.04 in the same period of the prior year.

•	Pizza Inn domestic comparable store retail sales increased 2.5% in the third quarter of fiscal 2025 compared to the same period of the prior year.

•	Pie Five domestic comparable store retail sales decreased 5.6% in the third quarter of fiscal 2025 compared to the same period of the prior year.

•	Cash and cash equivalents were $0.7 million on March 30, 2025.

•	Short-term investments were $8.0 million on March 30, 2025.

•	Rave repurchased 500,000 shares of common stock for $1.2 million in the third quarter.

•	Pizza Inn domestic unit count finished at 98.

•	Pizza Inn international unit count finished at 20.

•	Pie Five domestic unit count finished at 19.

“Quarter Three represented our 20th consecutive quarter of profitability as we continue to deliver profitable operating results” said Brandon Solano, Chief Executive Officer of RAVE Restaurant Group, Inc.

“New marketing and existing strategic initiatives delivered both a strong top and bottom line in quarter three," continued Solano. “During the third quarter, we tested a new value driven promotion called I$8 at Pizza Inn, or as spoken ‘I ate at Pizza Inn’. The offer allows guests to dine at our buffets for $8.00 all day on weekdays. To date, we have introduced the promotion to two stores supported by an aggressive marketing campaign and have seen year-over-year sales increases of over twenty percent. We will roll the promotion accompanied by media out to twelve additional lower to mid volume buffet stores in quarter four."

Solano added, “We continue to build our pipeline for both new and reimaged stores. We expect to have eight to ten reimages completed by the end of the fiscal year and the reimage results continue to be very positive. Not only is the physical appearance much improved, so are sales. For the reimages completed to date, the average sales lift compared to the rest of the brand is a 7.6% increase with an average return on investment of 56%”

“The operational improvements that doubled the make-line capacity at Pie Five have resulted in sales increases in the third quarter,” reported Vice President of Operations Zack Viljoen, adding “Average wait times for guests 10th in line have dropped from 20 minutes to just 9, in-store throughput has nearly doubled, and operations are running more consistently with faster, smoother service and multiple stores set sales records during the quarter after implementing the changes.”

Chief Financial Officer Jay Rooney added, “It was great to see the fruits of the team’s labor as our initiatives delivered positive movement in same store sales. Nineteen Pizza Inn and three Pie Five restaurants had their highest sales weeks since at least 2018. Also impressive was the bottom-line growth, as we have grown pre-tax income by $96,000 for the quarter and $484,000 for the year to date from the same periods in the prior year.”

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for its financial statements prepared in accordance with generally accepted accounting principles.

The Company considers EBITDA and Adjusted EBITDA to be important supplemental measures of operating performance that are commonly used by securities analysts, investors and other parties interested in our industry. The Company believes that EBITDA is helpful to investors in evaluating its results of operations without the impact of expenses affected by financing methods, accounting methods and the tax environment. The Company believes that Adjusted EBITDA provides additional useful information to investors by excluding non-operational or non-recurring expenses to provide a measure of operating performance that is more comparable from period to period. Management also uses these non-GAAP financial measures for evaluating operating performance, assessing the effectiveness of business strategies, projecting future capital needs, budgeting and other planning purposes.

“EBITDA” represents earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” represents earnings before interest, taxes, depreciation and amortization, stock compensation expense, severance, gain/loss on sale of assets, costs related to impairment and other lease charges, franchise default and closed store revenue/expense, and closed and non-operating store costs. A reconciliation of these non-GAAP financial measures to net income is included with the accompanying financial statements.

Note Regarding Forward Looking Statements

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, the effectiveness of our cost cutting measures, the timing to complete as well as the continued returns on our reimaging initiatives, the strength of our development pipeline, as well as future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.

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About RAVE Restaurant Group, Inc.
Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] has inspired restaurant innovation and countless customer smiles with its trailblazing pizza concepts. The Company franchises, licenses and supplies Pie Five and Pizza Inn restaurants operating domestically and internationally. The Pizza Inn experience is unlike your typical buffet. Since 1958, Pizza Inn's house-made dough, house-shredded 100% whole milk mozzarella cheese, fresh ingredients and house-made signature sauce combined with friendly service solidified the brand to become America's favorite hometown pizza place. These, in addition to its small-town vibe, are the hallmarks of Pizza Inn restaurants. In 2011, RAVE introduced Pie Five Pizza, pioneering a fast-casual pizza brand that transformed the classic pizzeria into a concept offering personalization, sophisticated ingredients and speed. Pie Five's craft pizzas are baked fresh daily and feature house-made ingredients, creative recipes and craveable crust creations. For more information, visit www.raverg.com, and follow on Instagram @pizzainn and @piefivepizza.

Contact:
Investor Relations
RAVE Restaurant Group, Inc.
469-384-5000

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 30, 2025	March 24, 2024	March 30, 2025	March 24, 2024
REVENUES	$2,966	$2,962	$8,885	$8,795

COSTS AND EXPENSES
General and administrative expenses	1,302	1,272	4,032	3,932
Franchise expenses	768	812	2,592	2,828
Provision (recovery) for credit losses	(14)	11	(22)	46
Interest income	(84)	(45)	(253)	(93)
Depreciation and amortization expense	44	58	140	170
Total costs and expenses	2,016	2,108	6,489	6,883
INCOME BEFORE TAXES	950	854	2,396	1,912
Income tax expense	228	200	541	319
NET INCOME	$722	$654	$1,855	$1,593

INCOME PER SHARE OF COMMON STOCK
Basic	$0.05	$0.04	$0.13	$0.11
Diluted	$0.05	$0.04	$0.13	$0.11

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	14,508	14,587	14,595	14,395
Diluted	14,532	14,737	14,618	14,546

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	March 30, 2025	June 30, 2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$734	$2,886
Short-term investments	7,987	4,945
Accounts receivable, less allowance for credit losses of $30 and $57, respectively	1,221	1,411
Notes receivable, current	45	68
Assets held for sale	24	33
Deferred contract charges, current	21	26
Prepaid expenses and other current assets	216	167
Total current assets	10,248	9,536

LONG-TERM ASSETS
Property and equipment, net	147	182
Operating lease right-of-use assets, net	565	817
Intangible assets definite-lived, net	191	252
Notes receivable, net of current portion	86	79
Deferred tax asset, net	4,297	4,756
Deferred contract charges, net of current portion	177	197
Total assets	$15,711	$15,819

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$425	$359
Accrued expenses	600	915
Operating lease liabilities, current	367	402
Deferred revenues, current	183	343
Total current liabilities	1,575	2,019

LONG-TERM LIABILITIES
Operating lease liabilities, net of current portion	300	555
Deferred revenues, net of current portion	488	543
Total liabilities	2,363	3,117

COMMITMENTS AND CONTINGENCIES (SEE NOTE D)

SHAREHOLDERS’ EQUITY
Common stock, $0.01 par value; authorized 26,000,000 shares; issued 25,647,171 and 25,522,171 shares, respectively; outstanding 14,211,566 and 14,586,566 shares, respectively	256	255
Additional paid-in capital	37,558	37,563
Retained earnings	6,767	4,912
Treasury stock, at cost
Shares in treasury: 11,435,605 and 10,935,605 respectively	(31,233)	(30,028)
Total shareholders' equity	13,348	12,702

Total liabilities and shareholders' equity	$15,711	$15,819

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	March 30, 2025	March 24, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,855	$1,593
Adjustments to reconcile net income to cash provided by operating activities:
Amortization of discount on short-term investment	(110)	—
Impairment of long-lived assets and other lease charges	9	—
Stock-based compensation expense	178	127
Depreciation and amortization	70	107
Amortization of operating lease right-of-use assets	276	314
Amortization of definite-lived intangible assets	61	63
Non-cash lease expense	19	—
Provision (recovery) for credit losses	(22)	46
Deferred income tax	459	247
Changes in operating assets and liabilities:
Accounts receivable	212	(239)
Notes receivable	(18)	(30)
Deferred contract charges	25	20
Prepaid expenses and other current assets	(49)	(227)
Accounts payable - trade	66	150
Accrued expenses	(315)	(217)
Operating lease liabilities	(333)	(356)
Deferred revenues	(215)	(267)
Cash provided by operating activities	2,168	1,331

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(12,265)	—
Maturities of short-term investments	9,333	—
Payments received on notes receivable	34	45
Proceeds from sale of assets	9	1
Purchase of definite-lived intangible assets	—	(8)
Purchase of property and equipment	(44)	(68)
Cash used in investing activities	(2,933)	(30)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(1,205)	—
Taxes paid on issuance of restricted stock units	(182)	(311)
Cash used in financing activities	(1,387)	(311)

Net increase (decrease) in cash and cash equivalents	(2,152)	990
Cash and cash equivalents, beginning of period	2,886	5,328
Cash and cash equivalents, end of period	$734	$6,318

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Income taxes	$98	$4

NON-CASH ACTIVITIES:
Operating lease right of use assets at purchase	$24	$—

RAVE RESTAURANT GROUP, INC.
ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 30, 2025	March 24, 2024	March 30, 2025	March 24, 2024
Net income	$722	$654	$1,855	$1,593
Interest income	(84)	(45)	(253)	(93)
Income taxes	228	200	541	319
Depreciation and amortization	44	58	140	170
EBITDA	$910	$867	$2,283	$1,989
Stock-based compensation expense	52	45	178	127
Severance	7	—	12	—
Franchisee default and closed store revenue	(16)	(70)	7	(152)
Adjusted EBITDA	$953	$842	$2,480	$1,964